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                                                                    Exhibit 32.2


                           STRATEGIC DIAGNOSTICS INC.

                           CERTIFICATIONS REQUIRED BY
            RULE 13a-14(b) UNDER THE SECURITIES EXCHANGE ACT OF 1934

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         In connection with the Quarterly Report of Strategic Diagnostics Inc.
(the "Company") on Form 10-Q for the quarterly period ended September 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, STANLEY J. MUSIAL, Chief Financial Officer of the Company, certify, in connection with Rule 13a-14(b) under the Securities Exchange Act of 1934, that based on my knowledge:

         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



/s/ Stanley J. Musial
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Stanley J. Musial
Chief Financial Officer

Date:  November 14, 2003
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